EXHIBIT 10.1

WAIVER AGREEMENT

This letter agreement (this “Agreement”) is entered into as of December 11, 2023, by and between Splash Beverage Group, Inc., a Nevada corporation (the “Company”) and the investor signatory hereto (the “Holder”), with reference to the following facts:

A.       Reference is made to (i) that certain Securities Purchase Agreement, dated September 29, 2023 (the “Securities Purchase Agreement”), by and among the Company, the Holder and the other investor parties thereto (the “Other Holders”), pursuant to which, among other things, the Holder acquired certain senior convertible notes (the “Notes”), warrants (the “Warrants”), and commitment shares (the “Commitment Shares”), and (ii) that certain Registration Rights Agreement, dated October 3, 2023 (the “Registration Rights Agreement”), by and among the Company, the Holder and the Other Holders. Capitalized terms used but not defined herein shall have the meaning set forth in the Securities Purchase Agreement.

B.        The Company currently desires to obtain a waiver, in part, effective as of December 4, 2023 (the “Effective Date”), of the Company’s obligations under: (i) Section 2(a) of the Registration Rights Agreement to file a Registration Statement registering the resale of the Registrable Securities (as defined in the Registration Rights Agreement) such that (x) the Filing Deadline (as defined in the Registration Rights Agreement) shall be December 29, 2023 and (y) the Effectiveness Deadline (as defined in the Registration Rights Agreement) shall be 120 calendar days after the Filing Deadline, and (ii) Section 4(a)(i) of the Note solely to permit the Registration Statement to be filed pursuant the Registration Rights Agreement as provided in this Agreement such that no Event of Default (as defined in the Note) shall have occurred under the Notes (the “Waivers”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the Company and the Holder agree as follows:

1.       Waiver. The Holder hereby agrees to the Waivers in its capacity as a holder of one or more Notes, Warrants and Commitment Shares and, upon the Company’s receipt of waivers from the Required Holders (as defined in the Registration Rights Agreement) (the “Waiver Date”), the Waiver shall be effective as of the Effective Date.

2.       Limitation of Waiver. The Waivers set forth in this Agreement constitutes a one-time waiver and is limited to the matters expressly waived herein and should not be construed as an indication that the Holder would be willing to agree to any future modifications to, consent of, or waiver of any of the terms of any other agreement, instrument or security or any modifications to, consents of, or waiver of any default that may exist or occur thereunder.

3.       Ratifications. Except as otherwise expressly provided herein, each of the Transaction Documents is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

4.       Disclosure of Transaction. The Company shall, on or before 8:30 a.m., New York City Time, on or prior to the second business day after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching the form of this Agreement as an exhibit to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated hereby or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that the Holder shall not have (unless expressly agreed to the Holder after the date hereof in a written definitive and binding agreement executed by the Company and the Holder (it being understood and agreed that no Other Holder may bind the Holder with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries.

5.       Fees. The Company shall promptly reimburse Kelley Drye & Warren, LLP (counsel to the Required Holder), on demand, for all reasonable, documented costs and expenses incurred by it in connection with preparing and delivering this Agreement (including, without limitation, all reasonable, documented legal fees and disbursements in connection therewith, and due diligence in connection with the transactions contemplated thereby) in an aggregate amount not to exceed $2,500. Each party to this Agreement shall bear its own expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated hereby, except as provided in the previous sentence and except that the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, Depository Trust Company fees relating to or arising out of the transactions contemplated hereby.

6.       Independent Nature of Holder’s Obligations and Rights. The obligations of the Holder under this Agreement are several and not joint with the obligations of any Other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any Other Agreement. Nothing contained herein or in any Other Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

7.       Most Favored Nations. The Company hereby represents and warrants as of the date hereof and covenants and agrees that none of the terms offered to any Other Holder with respect to the Waiver (each an “Settlement Document”), is or will be more favorable to such Person (other than any reimbursement of legal fees) than those of the Holder and this Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 7 shall apply similarly and equally to each Settlement Document.

8.       Miscellaneous Provisions. Section 9 of the Securities Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis.

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IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

COMPANY:
SPLASH BEVERAGE GROUP, INC.

By:
Name:	Robert Nistico
Title:	Chief Executive Officer

IN WITNESS WHEREOF, Holder and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

HOLDER:
CAVALRY FUND I, LP

By:
Name:	Thomas Walsh
Title:	Managing Member